SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): September 20, 2016

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

136 Madison Avenue, 5th Floor, New York, N.Y.	10016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act;

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐    Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into Material Definitive Agreement

As previously reported, Omagine, Inc. (the "Company") entered into a Standby Equity Distribution Agreement (the "SEDA") with YA II PN, LTD. (formerly, YA Global Master SPV, LTD.) ("YA") on April 22, 2014.

On September 20, 2016, the Company and YA entered into an agreement amending the SEDA to (i) delete and replace Section 10.02(a) of the SEDA with new text extending the term of the SEDA to February 1, 2019 or to such date on which YA shall have made payment of Advances pursuant to the 2014 SEDA in the aggregate amount of $5,000,000, (ii) add clause 4.24 regarding representations related to Sanctions required by the Office of Foreign Assets Control (“OFAC”), and (iii) add clause 6.18 regarding use of proceeds and compliance with OFAC Sanctions or Sanctions Programs (the “Second SEDA Amendment”). A copy of the Second SEDA Amendment is attached hereto as Exhibit 10.1.

In satisfaction of a $150,000 commitment fee due pursuant to the Second SEDA Amendment, the Company issued 161,290 restricted shares of its $0.001 par value common stock (“Common Stock”) to YA Global II SPV, Ltd. which is an affiliate of YA.

The Company presently intends to file a Post-Effective Amendment for the 2014 SEDA to maintain the effectiveness of the SEDA Registration.

The foregoing description of the Second SEDA Amendment is qualified in its entirety by reference to the full text of the Second SEDA Amendment a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	The Second SEDA Amendment, dated September 20, 2016 by and between Omagine, Inc. and YA II PN, LTD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2016	Omagine, Inc.
(Registrant)

	By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief Executive Officer

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